Exhibit 99.1
Victoria’s Secret & Co. Reports First Quarter 2024 Results

First quarter sales, operating income and EPS at high-end of previously announced preliminary results
Provides second quarter guidance and reaffirms full year 2024 outlook
Proxy advisory firms recommend in favor of all director candidates, approval of increased capacity under the stock plan, and say-on-pay

Reynoldsburg, Ohio (June 5, 2024)—Victoria’s Secret & Co. (“Victoria’s Secret” or the “Company”) (NYSE: VSCO) today reported financial results for the first quarter ended May 4, 2024.

Chief Executive Officer Martin Waters commented on the first quarter, “I am encouraged by our results in the quarter which were at the high-end of our previously announced preliminary results calling for adjusted operating income up to $40 million. We experienced sequential improvement in quarterly sales trends in North America in both our stores and digital business for both the Victoria’s Secret and PINK brands. We delivered meaningful newness in merchandise and brand projection during the quarter and our customers responded, particularly in April, which was our strongest month of the quarter. The retail environment in North America was challenging and the promotional environment was very competitive, but importantly our gross margin rate in the quarter was above last year as we managed our inventory and were disciplined with traffic-driving offerings for our customers. In stores, our customer traffic improved noticeably throughout the quarter. In our digital business, the investments we’ve made to improve the customer experience resulted in digital sales performance outpacing stores. Our SG&A rate was favorable to our expectations as we delivered incremental efficiency within our operating model. In addition to improving North America trends, our international business growth continued with net sales increasing in the mid-teens again in the first quarter.”

Martin continued, “With some caution around the broader retail environment in North America, we are planning the business appropriately conservative in the near-term, but are encouraged by the start to May and the second quarter. Our brands are strong around the globe, and with the long-term health of the business in mind, we are focused on accelerating our core and our initiatives designed to leverage our market leadership position and unlock our opportunity to convert our significant cultural influence into long-term financial growth.”

First Quarter 2024 Results
The Company reported a net loss of $4 million, or $0.05 per diluted share for the first quarter of 2024. This result compares to net income of $1 million, or $0.01 per diluted share for the first quarter of 2023. First quarter 2024 operating income was $26 million compared to operating income of $28 million in the first quarter of 2023.

Excluding the impact of the items described at the conclusion of this press release, first quarter 2024 adjusted net income was $9 million, or $0.12 per diluted share, and adjusted operating income was $40 million. These results were at the high-end of the range of our preliminary results announced on May 9 which estimated adjusted net income of $0.07 to $0.12 per diluted share and adjusted operating income of $35 million to $40 million. First quarter 2023 adjusted net income was $22 million, or $0.28 per diluted share, and adjusted operating income was $55 million.

The Company reported net sales of $1.359 billion for the first quarter of 2024, a decrease of 3% compared to net sales of $1.407 billion for the first quarter of 2023 and at the high-end of our preliminary results range which estimated a net sales decrease of 3% to 4%. Total comparable sales for the first quarter of 2024 decreased 5%.

Second Quarter and Full Year 2024 Outlook
The Company is forecasting second quarter 2024 net sales to decrease in the low-single digit range compared to last year’s second quarter net sales of $1.427 billion. At this forecasted level of sales, adjusted operating income for the second quarter of 2024 is expected to be in the range of $30 million to $45 million. Adjusted net income for the second quarter of 2024 is estimated to be in the range of $0.05 to $0.20 per diluted share.

The Company is reaffirming its full year outlook and is forecasting 52-week fiscal year 2024 net sales to be about $6.0 billion, or down low-single digits compared to a comparative 52-weeks from fiscal year 2023. At this forecasted level of sales, adjusted operating income for fiscal year 2024 is expected to be about $250 million to $275 million.

Forecasted adjusted operating income and adjusted net income per diluted share for the second quarter and full year 2024 exclude the financial impact of purchase accounting items related to the Adore Me acquisition, including expense (income) related to changes in the estimated fair value of contingent consideration and performance-based payments, as well as the amortization of intangible assets. The Company is not able to provide a reconciliation of forward-looking adjusted operating income or adjusted net income per diluted share to the most directly comparable forward-looking GAAP financial measures because the Company is unable to provide a meaningful or accurate reconciliation or estimation of certain reconciling items without unreasonable effort, due to the inherent difficulty in forecasting the timing of, and quantifying, the various purchase accounting items that are necessary for such reconciliation.

Proxy Advisor Voting Recommendations
The Company reported that leading independent proxy advisory firms recommend that shareholders vote “FOR” the election of all the Company’s director nominees, “FOR” the compensation of the Company’s named executive officers (say-on-pay), and “FOR” the amendment of the Company’s stock plan to increase the number of shares available for issuance under the plan at the annual meeting of shareholders scheduled for June 13, 2024. More information about these proposals can be found in the Company’s definitive proxy statement related to the annual meeting filed with the Securities and Exchange Commission (“SEC”) on May 3, 2024.

Quarterly Earnings Conference Call
Victoria’s Secret & Co. will conduct its first quarter earnings call at 8:00 a.m. Eastern on Thursday, June 6, 2024. To listen, call 1-800-619-9066 (international dial-in number: 1-212-519-0836); conference ID 5358727. For an audio replay, call 1-866-363-4045 (international replay number: 1-203-369-0206); conference ID 5358727 or log onto www.victoriassecretandco.com. The materials accompanying the earnings call have been posted on the Investors section of the Company’s website. The audio replay will be available approximately two hours after the conclusion of the call.

About Victoria’s Secret & Co.
Victoria’s Secret & Co. (NYSE: VSCO) is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and Victoria’s Secret PINK, that share a common purpose of supporting women in all they do, and Adore Me, a technology-led, digital first innovative intimates brand serving women of all sizes and budgets at all phases of life. We are committed to empowering our approximately 30,000 associates across a global footprint of more than 1,370 retail stores in nearly 70 countries. We strive to provide the best products to help women express their confidence, sexiness and power and use our platform to celebrate the extraordinary diversity of women’s experiences.

Important Additional Information and Where to Find It
The Company has filed a definitive proxy statement and other relevant documents with the SEC in connection with the solicitation of proxies for the Company’s 2024 annual meeting of stockholders. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ALL OTHER RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a copy of the Company’s definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, these documents can be accessed free of charge on the Investors section of our website, www.victoriassecretandco.com, under Annual Shareholder Meeting.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements, and any future performance or financial results expressed or implied by such forward-looking statements are not guarantees of future performance. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “will,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “continue,” “potential” and any similar expressions are intended to identify forward-looking statements. Risks associated with the following factors, among others, could affect our results of operations and financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:
•we may not realize all of the expected benefits of the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.);

•general economic conditions, inflation, and changes in consumer confidence and consumer spending patterns;
•market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•our ability to successfully implement our strategic plan;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on traffic to our stores and the availability of suitable store locations on satisfactory terms;
•our ability to successfully operate and expand internationally and related risks;
•the operations and performance of our franchisees, licensees, wholesalers and joint venture partners;
•our ability to successfully operate and grow our direct channel business;
•our ability to protect our reputation and the image and value of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, remain current with fashion trends, and develop and launch new merchandise, product lines and brands successfully;
•our ability to realize the potential benefits and synergies sought with the acquisition of AdoreMe, Inc.;
•our ability to incorporate artificial intelligence into our business operations successfully and ethically while effectively managing the associated risks;
•our ability to source materials and produce, distribute and sell merchandise on a global basis, including risks related to:
◦political instability and geopolitical conflicts;
◦environmental hazards and natural disasters;
◦significant health hazards and pandemics;
◦delays or disruptions in shipping and transportation and related pricing impacts; and
◦disruption due to labor disputes;
•our geographic concentration of production and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to manufacture and deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in freight, product input and energy costs;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to comply with regulatory requirements; and
•legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2024.

For further information, please contact:

Victoria’s Secret & Co.:
Investor Relations:	Media Relations:
Kevin Wynk	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com

Total Net Sales (Millions):

	First Quarter	First Quarter	% Inc/ (Dec)
	2024	2023
Stores - North America	$729.1	$785.8	(7.2%)
Direct	448.8	464.5	(3.4%)
International[1]	181.5	157.1	15.6%
Total	$1,359.4	$1,407.4	(3.4%)

1 - Results include consolidated joint venture sales in China, royalties associated with franchised stores and wholesale sales.

Comparable Sales Increase (Decrease):

	First Quarter	First Quarter
	2024	2023
Stores and Direct[1]	(5%)	(11%)
Stores Only[2]	(8%)	(14%)

NOTE: Please refer to our filings with the Securities and Exchange Commission for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S. and Canada, consolidated joint venture stores in China and direct sales.
2 - Results include company-operated stores in the U.S. and Canada and consolidated joint venture stores in China.

Total Stores:

	Stores at			Stores at
	2/3/24	Opened	Closed	5/4/24
Company-Operated:
U.S.	808	2	(5)	805
Canada	23	—	—	23
Subtotal Company-Operated	831	2	(5)	828

China Joint Venture:
Beauty & Accessories[1]	34	1	—	35
Full Assortment	36	—	—	36
Subtotal China Joint Venture	70	1	—	71

Partner-Operated:
Beauty & Accessories	307	7	(4)	310
Full Assortment	156	11	(4)	163
Subtotal Partner-Operated	463	18	(8)	473

Adore Me	6	—	—	6
Total	1,370	21	(13)	1,378
1 - Includes fourteen partner-operated stores at 5/4/24.

VICTORIA'S SECRET & CO.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
THIRTEEN WEEKS ENDED MAY 4, 2024 AND APRIL 29, 2023
(Unaudited)
(In thousands except per share amounts)
	2024	2023
Net Sales	$1,359,442	$1,407,380
Costs of Goods Sold, Buying and Occupancy	(858,127)	(904,986)
Gross Profit	501,315	502,394
General, Administrative and Store Operating Expenses	(475,046)	(474,120)
Operating Income	26,269	28,274
Interest Expense	(21,735)	(22,505)
Other Income	327	3
Income Before Income Taxes	4,861	5,772
Provision for Income Taxes	7,345	1,960
Net Income (Loss)	(2,484)	3,812
Less: Net Income Attributable to Noncontrolling Interest	1,158	3,087
Net Income (Loss) Attributable to Victoria's Secret & Co.	$(3,642)	$725

Net Income (Loss) Per Diluted Share Attributable to Victoria's Secret & Co.	$(0.05)	$0.01

Weighted Average Shares Outstanding[1]	77,949	79,671
1 - Reported Weighted Average Shares Outstanding in the first quarter of 2024 reflects basic shares due to the Net Loss.

VICTORIA'S SECRET & CO.
NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

In addition to our results provided in accordance with GAAP, provided below are non-GAAP financial measures that present operating income, net income attributable to Victoria's Secret & Co. and net income per diluted share attributable to Victoria's Secret & Co. on an adjusted basis, which remove certain non-recurring, infrequent or unusual items that we believe are not indicative of the results of our ongoing operations due to their size and nature. The intangible asset amortization excluded from these non-GAAP financial measures is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. We use adjusted financial information as key performance measures of our results of operations for the purpose of evaluating performance internally. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Instead, we believe that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, our definition of non-GAAP financial measures may differ from similarly titled measures used by other companies. The table below reconciles the most directly comparable GAAP financial measure to each non-GAAP financial measure.

	First Quarter
	2024	2023
Reconciliation of Reported to Adjusted Operating Income
Reported Operating Income - GAAP	$26,269	$28,274
Adore Me Acquisition-related Items (a)	7,053	9,321
Amortization of Intangible Assets (b)	6,284	6,284
Restructuring Charge (c)	—	11,125
Adjusted Operating Income	$39,606	$55,004

Reconciliation of Reported to Adjusted Net Income (Loss) Attributable to Victoria's Secret & Co.
Reported Net Income (Loss) Attributable to Victoria's Secret & Co. - GAAP	$(3,642)	$725
Adore Me Acquisition-related Items (a)	8,148	10,416
Amortization of Intangible Assets (b)	6,284	6,284
Restructuring Charge (c)	—	11,125
Tax Effect of Adjusted Items	(1,685)	(6,640)
Adjusted Net Income Attributable to Victoria's Secret & Co.	$9,105	$21,910

Reconciliation of Reported to Adjusted Net Income (Loss) Per Diluted Share Attributable to Victoria's Secret & Co.
Reported Net Income (Loss) Per Diluted Share Attributable to Victoria's Secret & Co. - GAAP	$(0.05)	$0.01
Adore Me Acquisition-related Items (a)	0.10	0.10
Amortization of Intangible Assets (b)	0.06	0.06
Restructuring Charge (c)	—	0.10
Adjusted Net Income Per Diluted Share Attributable to Victoria's Secret & Co.	$0.12	$0.28
(a) In the first quarter of 2024, we recognized an $8.1 million pre-tax charge ($8.1 million net of tax of less than $0.1 million), $7.0 million included in general, administrative and store operating expense and $1.1 million included in interest expense, related to the financial impact of purchase accounting items related to the acquisition of Adore Me. In the first quarter of 2023, we recognized a $10.4 million pre-tax charge ($8.2 million net of tax of $2.2 million), $8.6 million included in costs of goods sold, $1.1 million included in interest expense, and $0.7 million included in general, administrative and store operating expense, related to the financial impact of purchase accounting items and professional service costs related to the acquisition of Adore Me.
(b) In both the first quarter of 2024 and 2023, we recognized $6.3 million of amortization expense ($4.7 million net of tax of $1.6 million) included in general, administrative and store operating expense related to the acquisition of Adore Me.
(c) In the first quarter of 2023, we recognized an $11.1 million pre-tax charge ($8.4 million net of tax of $2.7 million), $7.8 million included in general, administrative and store operating expense and $3.3 million included in buying and occupancy expense, related to restructuring activities to continue to reorganize and improve our organizational structure.